Exhibit 10.1

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of February 17, 2017 (this “Agreement”), is made by and among (i) CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), (ii) CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation, SPANSION INC., a Delaware corporation, SPANSION LLC, a Delaware limited liability company, SPANSION TECHNOLOGY LLC, a Delaware limited liability company, SPANSION INTERNATIONAL AM, INC., a Delaware corporation, and SPANSION INTERNATIONAL TRADING, INC. a Delaware corporation (collectively, the “Guarantors” and, together with the Borrower, collectively, the “Credit Parties”), (iii) the Lenders party hereto, and (iv) MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below unless the context otherwise requires).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, the Credit Parties, Morgan Stanley Senior Funding, Inc., as Administrative Agent, swing line lender and collateral agent, Morgan Stanley Bank, N.A., as issuing bank, and the Lenders party thereto from time to time have heretofore entered into that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has engaged MSSF, Barclays Bank PLC (“Barclays”), Credit Suisse Securities (USA) LLC (“CS”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS” and, together with MSSF, Barclays and CS and their respective affiliates, the “Amendment No. 4 Lead Arrangers”) as joint lead arrangers and joint bookrunners in respect of this Agreement;

WHEREAS, pursuant to the terms of the Existing Credit Agreement, the Borrower incurred incremental term loans in an original, aggregate principal amount equal to $100 million on December 22, 2015 (the “2015 Incremental Term Loans”), pursuant to that certain Joinder Agreement, dated as of December 22, 2015 (the “2015 Incremental Joinder Agreement”), by and among, inter alios, the Borrower, the Guarantors party thereto, the institutions party thereto from time to time (together with any successors and assigns, the “2015 Incremental Lenders”) and the Administrative Agent;

WHEREAS, pursuant to the terms of the Existing Credit Agreement, the Borrower incurred incremental term loans in an original, aggregate principal amount equal to $450 million on July 5, 2016 (the “2016 Incremental Term Loans”) pursuant to that certain Joinder Agreement, dated as of July 5, 2016 (the “2016 Incremental Joinder Agreement”, together with the 2015 Incremental Joinder Agreement, the “Term Loan Joinders”), by and among, inter alios, the Borrower, the Guarantors party thereto, the institutions party thereto from time to time (together with any successors and assigns, the “2016 Incremental Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Requisite Lenders (and in the case of any changes requiring the consent of the Requisite 2016 Incremental Term Lenders, the Requisite 2016 Incremental Term Lenders) consent to certain amendments to the Existing Credit Agreement (the Existing Credit Agreement as so amended hereby, the “Credit Agreement”); and

WHEREAS, certain Lenders (which together constitute the Requisite Lenders and the Requisite

2016 Incremental Term Lenders) are willing, on the terms and subject to the conditions set forth below, to consent to such amendments to the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Credit Parties and the Requisite Lenders (and in the case of any changes requiring the consent of the Requisite 2016 Incremental Term Lenders, the Requisite 2016 Incremental Term Lenders), hereby agree as follows:

AGREEMENT:

SECTION 1.                            Amendments to Credit Documents. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3, the Existing Credit Agreement is amended as follows:

(a)                                 Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definition in proper alphabetical order:

“Amendment No. 4 Effective Date” means the “Amendment No. 4 Effective Date” as defined in Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement, dated as of February 17, 2016, among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Administrative Agent.”

(b)                                 2015 Term Loan Applicable Margin.  Section 2 of the 2015 Incremental Joinder Agreement shall be replaced in its entirety by the following:

Applicable Margin.  Interest on the Incremental Term Loan shall bear interest, at the option of the Borrower, at the Base Rate plus the Applicable Margin or the Adjusted Eurodollar Rate plus the Applicable Margin.  The Applicable Margin for the Incremental Term Loan shall mean, as of any date of determination, (i) with respect to any Incremental Term Loan that is a Eurodollar Rate Loan, 3.75% per annum and (ii) with respect to any Incremental Term Loan that is a Base Rate Loan, 2.75% per annum.

(c)                                  2016 Term Loan Applicable Margin. Section 2 of the 2016 Incremental Joinder Agreement shall be replaced in its entirety by the following:

Applicable Margin. Interest on the Incremental Term Loan shall bear interest, at the option of the Borrower, at the Base Rate plus the Applicable Margin or the Adjusted Eurodollar Rate plus the Applicable Margin. The Applicable Margin for the Incremental Term Loan shall mean, as of any date of determination, (i) with respect to any Incremental Term Loan that is a Eurodollar Rate Loan, 3.75% per annum and (ii) with respect to any Incremental Term Loan that is a Base Rate Loan, 2.75% per annum.

(d)                                 2016 Incremental Term Loan Repayment Premium. Section 10(b) of the 2016 Incremental Joinder Agreement shall be replaced in its entirety by the following:

Repayment Premium. In the event that all or any portion of the Incremental Term Loan is (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in each case, in connection with any repayment, prepayment, refinancing, replacement, waiver, consent or amendment to the Incremental Term Loan directed at, or the result of which would be, the lowering of the effective interest cost or the weighted average yield of the Incremental Term Loan or the incurrence of any debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Incremental Term Loan (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (other than a refinancing of the Incremental Term Loan in connection with any transaction that would, if consummated, constitute a change of control) (a “Repricing Transaction”)) occurring on or prior to the date that is six months after the Amendment No. 4 Effective Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Incremental Term Loan held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 11.05(g) of the Credit Agreement as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced.

(e)                                  Section 7.02. The financial covenant set forth in Section 7.02 of the Existing Credit Agreement is replaced in its entirety with the following:

Section 7.02.                         Total Leverage Ratio. Borrower shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Total Leverage Ratio
Fourth Fiscal Quarter 2016	4.25 to 1.00
First Fiscal Quarter 2017	4.25 to 1.00
Second Fiscal Quarter 2017	4.25 to 1.00
Third Fiscal Quarter 2017	4.25 to 1.00
Fourth Fiscal Quarter 2017	4.25 to 1.00
First Fiscal Quarter 2018	4.00 to 1.00
Second Fiscal Quarter 2018	4.00 to 1.00
Third Fiscal Quarter 2018	3.75 to 1.00
Fourth Fiscal Quarter 2018	3.75 to 1.00
First Fiscal Quarter 2019	3.75 to 1.00
Second Fiscal Quarter 2019	3.75 to 1.00
Third Fiscal Quarter 2019	3.75 to 1.00
Fourth Fiscal Quarter 2019	3.75 to 1.00
First Fiscal Quarter 2020 and thereafter	3.75 to 1.00

(f)                                   Section 7.04. The financial covenant set forth in Section 7.04 of the Existing Credit Agreement is replaced in its entirety with the following:

Section 7.04.                         Total Leverage Ratio. Without the written consent of the Requisite 2016 Incremental Term Lenders, Borrower shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Total Leverage Ratio
Fourth Fiscal Quarter 2016	4.25 to 1.00
First Fiscal Quarter 2017	4.25 to 1.00
Second Fiscal Quarter 2017	4.25 to 1.00

Fiscal Quarter	Total Leverage Ratio
Third Fiscal Quarter 2017	4.25 to 1.00
Fourth Fiscal Quarter 2017	4.25 to 1.00
First Fiscal Quarter 2018	4.00 to 1.00
Second Fiscal Quarter 2018	4.00 to 1.00
Third Fiscal Quarter 2018	3.75 to 1.00
Fourth Fiscal Quarter 2018	3.75 to 1.00
First Fiscal Quarter 2019	3.75 to 1.00
Second Fiscal Quarter 2019	3.75 to 1.00
Third Fiscal Quarter 2019	3.75 to 1.00
Fourth Fiscal Quarter 2019	3.75 to 1.00
First Fiscal Quarter 2020 and thereafter	3.75 to 1.00

SECTION 2.                            Non-Consenting Lenders.

(a)                                 If any existing Lender holding Term Loans declines or fails to consent to this Agreement (a “Non-Consenting Lender”) by returning an executed counterpart of this Agreement to the Administrative Agent prior to the Consent Deadline (as defined below), then pursuant to and in compliance with the terms of Section 2.22(b) and 11.05(g) of the Existing Credit Agreement, such Lender may be replaced and the Term Loans held by it may be purchased and assumed by an assignee upon such assignee’s execution of this Agreement (which will also be deemed to be the execution of an Assignment Agreement, and the execution of this Agreement by the Administrative Agent and the Borrower shall be deemed to be the consent of the Administrative Agent and the Borrower (to the extent such consent is required under the Existing Credit Agreement) thereto) and payment by such assignee of the purchase price required by Section 2.22(b) of the Existing Credit Agreement.  For purposes hereof, the Administrative Agent and the Borrower agree that this Agreement shall constitute an Assignment Agreement for purposes of the Credit Agreement (including, without limitation, in respect of Section 2.22(b)) and that the provisions set forth in Annex I (Standard Terms and Conditions for Assignment Agreement) of Exhibit E to the Existing Credit Agreement shall apply in regard to any assignments effected hereby.

(b)                                 Notwithstanding anything to the contrary in the Existing Credit Agreement and for the avoidance of doubt, all Term Loans held by Non-Consenting Lenders that are assigned pursuant to this Agreement and for which accrued and unpaid interest has been paid pursuant to Section 2(a) shall accrue interest solely on and after the Amendment No. 4 Effective Date. For the further avoidance of doubt, nothing herein shall be deemed to modify the definition of “Applicable Margin” for any day in the relevant period prior to the Amendment No. 4 Effective Date for purposes of calculating interest accrued prior to the Amendment No. 4 Effective Date.

(c)                                  Each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Existing Credit Agreement.

SECTION 3.                            Conditions to Effectiveness. The amendments contained in Section 1 shall be effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Section 3 (the “Amendment No. 4 Effective Date”).

(a)                                 Execution of Counterparts. The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by (i) the Credit Parties, (ii) the Administrative Agent, (iii) the Requisite Lenders and (iv) the Requisite 2016 Incremental Term Lenders.

(b)                                 Officer’s Closing Certificate. The Administrative Agent shall have received an officer’s certificate from the Borrower certifying that (i) no Default or Event of Default exists, or will result from the execution of this Agreement and the transactions contemplated hereby as of the date hereof and (ii) all representations and warranties contained in this Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects).

(c)                                  Fees and Expenses. The Borrower shall have paid to the Administrative Agent the following:

(i)                                     all fees due to the Administrative Agent and/or the Amendment No. 4 Lead Arrangers to be paid in connection with this Agreement, the repayment premium due to the 2016 Incremental Lenders pursuant to the 2016 Incremental Joinder Agreement and all expenses to be paid or reimbursed to the Administrative Agent and/or the Amendment No. 4 Lead Arrangers that have been invoiced at least one Business Day prior to the Amendment No. 4 Effective Date;

(ii)                                  for the account of each Revolving Lender who delivers a signature page prior to February 14, 2017 at 5:00 p.m. (New York Time) (the “Consent Deadline”), a consent fee of 0.10% on its Revolving Commitments as of the Amendment No. 4 Effective Date; and

(iii)                               for the account of each 2015 Incremental Term Lender who delivers a signature page prior to the Consent Deadline, a consent fee of 0.25% on its 2015 Incremental Term Loans as of the Amendment No. 4 Effective Date.

(d)                                 Know Your Client. The Administrative Agent shall have received, at least three Business Days prior to the Amendment No. 4 Effective Date, all documentation and other information with respect to the Borrower and the Guarantors requested by the Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

SECTION 4.                            Representations and Warranties. In order to induce the Requisite Lenders, the Requisite 2016 Incremental Term Lenders and the Administrative Agent to enter into this Agreement, the Credit Parties hereby represent and warrant to the Agents, Issuing Bank and each Lender, as of the date hereof, as follows:

(a)                                 this Agreement has been duly authorized, executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b)                                 the execution, delivery and performance by the Credit Parties of this Agreement will not (i) violate any of the Organizational Documents of Borrower or any of its Restricted Subsidiaries, (ii) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Restricted Subsidiaries, (iii) violate any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Restricted Subsidiaries; (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Restricted Subsidiaries; or (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of the Secured Parties), except, in the case of each of clauses (ii) through (v) above, to the extent that such violation, conflict or Lien could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c)                                  each of the representations and warranties contained in Article 4 of the Credit Agreement and in the other Credit Documents is true and correct in all material respects as of the Amendment No. 4 Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects); and

(d)                                 no Default or Event of Default exists, or will result from the execution of this Agreement and the transactions contemplated hereby as of the Effective Date.

SECTION 5.                            Non-Impairment and Reaffirmation.

(a)                                 Non-Impairment, etc. After giving effect to this Agreement, neither the modification of the Existing Credit Agreement nor the execution, delivery, performance or effectiveness of this Agreement or any other Credit Document impairs the validity, effectiveness or priority of the Liens granted pursuant to the Collateral Documents (as in effect immediately prior to the Effective Date, the “Existing Security Documents”), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

(b)                                 Reaffirmation of Obligations. Each of the Credit Parties hereby consent to this Agreement and hereby (i) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Credit Documents effective as of the Effective Date and as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Credit Document to which it is a party, (ii) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, and (iii) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall continue to secure the Obligations, as amended or otherwise affected hereby.

SECTION 6.                            Miscellaneous.

(a)                                 Full Force and Effect; Amendment and Restatement. Except as expressly provided herein and in the Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, Collateral Agent, the Arrangers or the Lenders under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document in similar or different circumstances.

(b)                                 Credit Document Pursuant to Credit Agreement. This Agreement is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including, without limitation, the provisions relating to forum selection, consent to jurisdiction and waiver of jury trial included in Article 11 of the Credit Agreement, which provisions are hereby acknowledged and confirmed by each of the parties hereto.

(c)                                  Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(d)                                 Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(e)                                  Cross-References.  References in this Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Agreement.

(f)                                   Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)                                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(h)                                 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(i)                                     CONSENT TO JURISDICTION. THE TERMS AND PROVISIONS OF SECTION 11.15 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Executive Vice President, Finance and Administration and Chief Financial Officer

CYPRESS SEMICONDUCTOR (MINNESOTA) INC.

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Chief Financial Officer

SPANSION INC.

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Secretary

SPANSION LLC

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	President and Chief Financial Officer

SPANSION TECHNOLOGY LLC

By: Spansion Inc., its sole member

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Secretary

Signature Page to Amendment No. 4

SPANSION INTERNATIONAL AM, INC.

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	President and Chief Financial Officer

SPANSION INTERNATIONAL TRADING, INC.

By:	/s/ Tom Geren
Name:	Tom Geren
Title:	President

Signature Page to Amendment No. 4

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

By:	/s/ Andrew Earls
Name:	Andrew Earls
Title:	Vice President

Signature Page to Amendment No. 4

MORGAN STANLEY SENIOR FUNDING, INC., as
Assignee

By:	/s/ Andrew Earls
Name:	Andrew Earls
Title:	Vice President

Signature Page to Amendment No. 4

MORGAN STANLEY BANK, N.A., as a Revolving Lender

By:	/s/ Christopher Winthrop
Name:	Christopher Winthrop
Title:	Authorized Signatory

Signature Page to Amendment No. 4

BARCLAYS BANK PLC, as a Revolving Lender

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

Signature Page to Amendment No. 4

BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Sujay Maiya
Name:	Sujay Maiya
Title:	Vice President

Signature Page to Amendment No. 4

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Warren Van Heyst
Name:	Warren Van Heyst
Title:	Authorized Signatory

Signature Page to Amendment No. 4

SUNTRUST BANK, as a Revolving Lender

By:	/s/ Min Park
Name:	Min Park
Title:	Vice President

Signature Page to Amendment No. 4

BMO HARRIS BANK, N.A., as a Revolving Lender

By:	/s/ Michael Kus
Name:	Michael Kus
Title:	Managing Director

Signature Page to Amendment No. 4

Term Lender consents on file with the Administrative Agent.